UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2013

Focus Gold Corporation

(Exact name of registrant as specified in its Charter)

Commission File No.: 000-52720

Nevada	26-4205169
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4695 MacArthur Court, STE 1430

Newport Beach, CA 92660

(Current Address of Principal Executive Offices)

Phone number: (949) 475-9086

(Issuer Telephone Number)

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)
☐	Pre-commencement communications pursuant to Rule 14d-21(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On May 21, 2013, FOCUS GOLD CORPORATION, a Nevada corporation (“Focus Gold” or the “Company”) sold 15,000,000 shares of common stock and a 5 year Common Stock Purchase Warrant to acquire 15,000,000 shares of common stock at $.01 per share to the Company’s CEO, Gordon F. Lee. The gross proceeds of $50,000 will be used for general corporate purposes. The transactions increased the number of outstanding shares of common stock by more than 5%. There was no underwriter, no underwriting discounts or commissions, no general solicitation, no advertisement, and resale restrictions were imposed by placing a Rule 144 legend on the securities. The person who received the securities has such knowledge in business and financial matters that he is capable of evaluating the merits and risks of the transaction. This transaction was exempt from registration under the Securities Act of 1933, based upon Section 4(2) for transactions by the issuer not involving any public offering.

Investors are encouraged to read and understand the Company’s filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.33	Private Placement Subscription Agreement
10.34	Common Stock Purchase Warrant

Investors are encouraged to read and understand the Company’s filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FOCUS GOLD CORPORATION

Dated: May 23, 2013	By:	/s/ Gordon F. Lee
Gordon F. Lee
President